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                                                                  EXHIBIT 10.7



THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF AMONG SUNTRUST BANK, ATLANTA, FIRST UNION NATIONAL BANK OF SOUTH CAROLINA, NATWEST BANK N.A., THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, ROBERT M. GINTEL AND AVONDALE MILLS, INC., AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

                            ONEITA INDUSTRIES, INC.

                        10% SUBORDINATED PROMISSORY NOTE


$7,500,000.00                                        Charleston, South Carolina
                                                               January 26, 1996


                 ONEITA INDUSTRIES, INC., a Delaware corporation (the "Company"), the principal office of which is located at 4130 Faber Place, Suite 200, Ashley Corporate Center, Charleston, South Carolina 29405, for value received hereby promises to pay to AVONDALE MILLS, INC., or its registered assigns (the "Holder"), the sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 ($7,500,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. Interest on the unpaid principal amount hereof shall be payable as herein set forth. The entire principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) February 26, 1999, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds to such account of the Holder as shall have been designated to the Company. This Note is issued in connection with the transactions described in Section 1.1 of that certain Note Purchase Agreement between the Company and the Holders described therein, dated as of December 28, 1995 (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. This Note is the Avondale Note referred to in the Purchase Agreement. As set forth in the Purchase Agreement, the Company anticipates effecting a Rights Offering to, among other things, raise the funds necessary to repay this Note. Moreover, the holder of this Note has agreed, subject to the prior receipt by the Company of all requisite consents, including, if necessary, that of the New York Stock Exchange (the "NYSE") and/or the Company's stockholders, to serve as a standby purchaser of the Company in the Rights Offering. Notwithstanding anything to the contrary set forth herein, the Holder of this Note may apply the then outstanding amount of all principal and accrued and unpaid interest under this Note to satisfy its obligations as a standby purchaser in the Rights Offering. In the event that the Rights Offering is not consummated prior to May 31, 1996, or upon the occurrence of any of the other events referred to in Section 4.1 of the Purchase Agreement, then the Holder may, commencing at the Conversion Date (as such term is defined in the Purchase Agreement), exchange this Note for the Avondale Replacement Note (as such term is defined in the Purchase Agreement) on the terms set forth in the Purchase Agreement (a "Note Exchange").

                 The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:


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                 (i)    "Company" includes any corporation which shall succeed
to or assume the obligations of the Company under this Note.

                (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2. Interest. The unpaid principal balance of the Note shall bear interest compounded annually, from the date hereof until paid in like money, at a rate (based on a 360-day year) equal to ten percent (10%) per annum, such interest to be payable on June 30 and December 31 in each year. Any accrued but unpaid interest shall be payable in full upon maturity or prior prepayment of this Note. In the event that the principal amount of this Note is not paid in full upon maturity, interest shall continue to accrue at the rate provided in the previous sentence plus five percent (5%) on the balance of any unpaid principal and unpaid interest until such balance is paid.

         3.      Events of Default.  If any of the events specified in this
Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, in the sole discretion of the Holder, so long as such condition exists, (a) declare the entire principal and unpaid accrued interest hereon immediately due and payable, and (b) effect a Note Exchange, by notice in writing to the Company:

                 (i) (a) Default in the payment of the principal when due under this Note, the Initial Gintel Note or the Gintel Subordinated Note, and (b) default in the payment of the unpaid accrued interest under this Note, the Initial Gintel Note or the Gintel Subordinated Note, when due and payable if such default in the payment of accrued interest is not cured by the Company within ten (10) days after the Holder or Robert Gintel, as the case may be, has given the Company written notice of such default; or

                 (ii) The institution by the Company or any material Subsidiary of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or any material Subsidiary, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any material Subsidiary in furtherance of any such action; or

                    (iii) If, within sixty (60) days after the commencement of an action against the Company or any material Subsidiary (and service of process in connection therewith on the Company or any material Subsidiary) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or any material Subsidiary or all orders or proceedings thereunder affecting the operations or the business of the Company or any material Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or any material Subsidiary of any trustee, receiver or liquidator


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of the Company or any material Subsidiary or of all or any substantial part of the properties of the Company or any material Subsidiary, such appointment shall not have been vacated; or

                 (iv) Any event of default or default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, even if such Senior Indebtedness is not, in fact, accelerated by the holder; or

                 (v) Any failure by the Company to comply with, perform or observe any term, covenant or agreement contained in the Purchase Agreement, this Note, the Initial Gintel Note, the Gintel Subordinated Note, the Registration Rights Agreement, the Standby Agreement or any other agreement, instrument or documents entered into in connection therewith, which failure continues for a period of 30 days after written notice thereof by the Holder to the Company; or

                 (vi) Any change of control of the Company which, for purposes of this Section 3(vi), shall be deemed to have occurred if (i) any person, other than any person who, as of the date of the Purchase Agreement, beneficially owns 5% or more of the outstanding capital stock of the Company, whether alone or as part of a group (including any individual, firm, partnership or other entity), together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) of such person, but excluding
(A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company or (C) the Company or any subsidiary of the Company is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                    (vii) the Company or any material Subsidiary shall be subject to a final judgment by a court of competent jurisdiction (which is no longer being appealed) in an amount in excess of $1,000,000.

         4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

                      4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of



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the Company concurrently being incurred by the Company with SunTrust Bank,
Atlanta, First Union Bank of South Carolina and Natwest Bank, N.A., (ii) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money (collectively, "Bank Debt"), which is outstanding on the date hereof and which is for money borrowed by the Company (whether or not secured), (iii) up to $6 million of additional Bank Debt provided that such additional Bank Debt is advanced to the Company prior to such time as the conversion privileges set forth in the Avondale Replacement Note and the Gintel Replacement Note have either been exercised in their entirety, canceled or terminated and (iv) any refinancings of the indebtedness described in clauses (i) through (iii) above.

                      4.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an Event of Default that has been declared in writing with respect to a payment obligation under any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

                      4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                      4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which

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the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

                 4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

         5.      Prepayment.

                 5.1 Optional Prepayment. The Company may not prepay this Note, in whole or in part, without the prior consent of the Holder hereof and the holders of the Initial Gintel Note and the Gintel Subordinated Note.
If the Company shall prepay this Note pursuant to this Section 5, it shall cause notice thereof, specifying the date and amount of prepayment, to be given by registered or certified mail to the holders of the Initial Gintel Note and the Gintel Subordinated Note at their last-known post office addresses of which the Company shall have received written notice, at least 10 days prior to the date fixed for such prepayment. Notice of prepayment having been given as aforesaid, this Note, the Initial Gintel Note and the Gintel Subordinated Note, or the portions thereof so to be prepaid shall, on the date designated in such notice, become due and payable in the principal amounts thereof to be prepaid. In the event that this Note, the Initial Gintel Note and/or the Gintel Subordinated Note are outstanding and a partial prepayment is made, each of this Note, the Initial Gintel Note and the Gintel Subordinated Note shall be prepaid pro rata to the then outstanding principal amounts thereof.

                 5.2 Mandatory Prepayment. The Company shall immediately use any proceeds received by it from any stockholder of the Company upon the exercise by such stockholder of rights issued in the Rights Offering, to repay, pro rata with the Initial Gintel Note, based upon the then outstanding principal amount in relation to the then outstanding principal amount of the Initial Gintel Note, the outstanding principal amount and any unpaid and accrued interest hereunder.


         6.      Notifications by the Company.  In case at any time:

                      (1) there shall be any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with, or sale of all or substantially all of the assets of the Company to, another corporation; or

                      (2) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the registered Holder of this Note of the date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such written notice shall be given not less than 30 days and not more than 60 days prior to the action in question and not less than 30 days and not more than 80 days prior to the record date or the


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date on which the Company's transfer books are closed in respect thereto and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of stockholders, if either is required.

         7. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail or overnight courier, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when delivered in the manner set forth above and shall be deemed to have been received when delivered. Copies of all notices to the Company shall be given to:

                             Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York  11753
                             Attention:  Edward I. Kramer

         9. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

         10. Collection. If the Holder shall institute any action to enforce collection of this Note, there shall become due and payable from the Company, in addition to the unpaid principal amount and interest under this Note, all costs and expenses of that action (including, but not limited to, reasonable attorneys' fees) and the Holder shall be entitled to judgment for all such additional amounts.

         11. Governing Law. This Note is executed and delivered in, and shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         12. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.


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          IN WITNESS WHEREOF, the Company has caused this Note to be issued this
26th day of January, 1996.

                                        ONEITA INDUSTRIES, INC.


                                        By
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